UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2011

WESTSTAR FINANCIAL SERVICES CORPORATION
(Exact name of Registrant as specified in its charter)

North Carolina	000-30515	56-2181423
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

P.O. Box 1285, Asheville, North Carolina		28802
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (828) 575-4608

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      Other Events.

On July 7, 2011, Weststar Financial Services Corporation (the “Company”) and G. Gordon Greenwood agreed to voluntarily dismiss their claims against each other as asserted in the matter of Federal Deposit Insurance Corporation, as Receiver for The Bank of Asheville, and Weststar Financial Services Corporation v. G. Gordon Greenwood, File No. 1:11-cv-00103, currently pending in the United States District Court for the Western District of North Carolina, Asheville Division. The dismissal is “with prejudice,” meaning that neither the Company nor Mr. Greenwood may file suit against each other again on the same claims. The dismissal has no effect on the claims pending between the Federal Deposit Insurance Corporation, as receiver for The Bank of Asheville, and Mr. Greenwood. Furthermore, the dismissal has no effect on any right of the Federal Deposit Insurance Corporation to file claims against the Company at any time now or in the future.

Mr. Greenwood is the former president and chief executive officer of the Company and The Bank of Asheville. The Bank of Asheville was the Company’s wholly owned subsidiary until January 21, 2011, when the bank was closed by the North Carolina Office of the Commissioner of Banks and the Federal Deposit Insurance Corporation was named receiver. The litigation between the Company and Mr. Greenwood was based on certain actions allegedly taken by Mr. Greenwood during his time as president and chief executive officer of the Company and the bank. As noted above, the lawsuit will continue between the Federal Deposit Insurance Corporation and Mr. Greenwood.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTSTAR FINANCIAL SERVICES CORPORATION

By:	/s/ Randall C. Hall
Randall C. Hall
President and Chief Executive Officer

Dated:   July 13, 2011